Exhibit 99.1
AMENDMENT TO PURCHASE AND SALE AGREEMENT
          This Amendment to Purchase and Sale Agreement (this “Amendment”) is made as of April 30, 2007 by and between (i) Danbury Buildings, Inc., a Florida corporation as agent for and general partner of Danbury Buildings Co., L.P., a Delaware limited partnership and Danbury Buildings Co., L.P., a Delaware limited partnership (hereinafter collectively referred to as “Seller”) and (ii) GERA Property Acquisition LLC, a Delaware limited liability company (hereinafter referred to as “Purchaser”).
R E C I T A L S:
          A. Purchaser and Seller entered into that certain Purchase and Sale Agreement dated February 20, 2007 (the “Original Purchase Agreement”) and amended the Original Purchase Agreement pursuant to a letter agreement dated March 16, 2007 between Purchaser and Seller (the “Letter Agreement”). The Original Purchase Agreement and the Letter Agreement are collectively called the “Purchase Agreement”. All defined terms in the Purchase Agreement are used in this Amendment with the same meanings such terms have in the Purchase Agreement.
          B. Purchaser and Seller desire to amend the Purchase Agreement as provided in this Amendment.
          NOW THEREFORE, in consideration of the mutual covenants and agreement hereinafter set forth, the receipt, adequacy and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:
          1. Definitions. As used herein,
   (a) the term “55 Old Ridgebury Property” means the Land described as Parcel 2 on Exhibit A to the Original Purchase Agreement, together with the Improvements located thereon and commonly known as 55 Old Ridgebury Road, and the Personal Property, the Leases and any Security Deposits with respect to such Leases, and the Intangible Property associated with such Land and Improvements,
   (b) the term “39 Old Ridgebury Property” means the Land described as Parcel 1 on Exhibit A to the Original Purchase Agreement, together with the Improvements located thereon and commonly known as 39 Old Ridgebury Road and the Personal Property, the Leases and any Security Deposits with respect to such Leases, and the Intangible Property associated with such Land and Improvements,
   (c) the term “Transfer Act” shall mean the Connecticut Transfer Act, Conn. Gen. Stat. § 22a-134 — 22a-134e and the terms “Establishment”, "Hazardous Waste”, “Hazardous Substance”, “Certifying Party”, “Form III”, “Remediate”, and “Verification” shall have the meanings ascribed to such terms in the Transfer Act,
   (d) the term “LEP” shall mean a Licensed Environmental Professional as defined in the Transfer Act, and

   (e) the term “Remediation Work” shall mean the work required to Remediate the 39 Old Ridgebury Property under the Transfer Act by virtue of the sale of the 39 Old Ridgebury Property from Seller to Purchaser or it’s permitted assignee as if it were an Establishment.
          2. Reduction of Purchase Price; Exclusion of 55 Old Ridgebury Property. The Purchase Price shall be reduced by $5,250,000 to be $80,750,000.00. In addition, Purchaser and Seller agree that the 55 Old Ridgebury Road Property shall be excluded from the Purchase Agreement, and, therefore, the 55 Old Ridgebury Property shall be excluded from the definition of the “Project” under the Purchase Agreement and the Project shall thereafter consist solely of the 39 Old Ridgebury Property.
          3. Updated Tenant Estoppels. Seller has previously delivered to Purchaser the Minimum Required Estoppels under Section 12C of the Original Purchase Agreement (the “Delivered Estoppels”). However, given the fact that the Closing Date was extended to July 31, 2007, Purchaser and Seller have agreed that Purchaser will require updated Confirming Tenant Estoppel Certificates as condition precedent to Closing and accordingly Section 12C of the Original Purchase Agreement is hereby deleted and the following is substituted in its place:
   “Purchaser’s obligations under this Agreement are further conditioned upon Purchaser receiving Conforming Tenant Estoppel Certificates, as hereinafter defined, not less than two (2) days prior to the Closing from: (i) Boehringer Ingelheim Pharmaceuticals, Inc. (hereinafter referred to as “Drugs”); (ii) Praxiar, Inc; (hereinafter referred to as “Gas”); (iii) RWE Nukem Incorporated (hereinafter referred to as “Schmutz”); and (iv) Honeywell International Inc., a Delaware corporation (hereinafter referred to as “Space”) (hereinafter collectively referred to as the “Minimum Required Estoppels”) addressed to Purchaser. In the event Seller is unable to obtain a Conforming Tenant Estoppel, as hereinafter defined, from Schmutz, then Seller may, but shall not be so obligated, substitute a Conforming Landlord Estoppel Certificate for Schmutz. Such substituted Conforming Landlord Estoppel Certificates shall be counted for all purposes in determining whether Seller has achieved the Minimum Required Estoppels. As used in this Agreement, the term “Conforming Tenant Estoppel Certificate” means: (a) any Tenant Estoppel Certificate that is dated no earlier than the Estoppel Date (as hereinafter defined) and is delivered to Purchaser in the form of said Exhibit O or is in the form of the Delivered Estoppels as to a tenant’s particular Lease and, except as may be set forth in the Delivered Estoppels (i) does not contain any modification or addition that is materially adverse to Purchaser, (ii) does not reveal any default under the affected Lease or condition which with the notice and passage of time would constitute a default and (iii) does not contain any matters that are inconsistent with such tenant’s Lease; or (b) any Tenant Estoppel Certificate dated no earlier than the Estoppel Date in a form containing the information which a tenant is required to address in an estoppel certificate as required by such tenant’s Lease and, except as may be set forth in the Delivered Estoppels, (i) does not contain any modification or addition that is materially adverse to Purchaser, (ii) does not reveal any default under the affected Lease or condition which with notice and the passage of time would constitute a default and (iii) does not contain any matters that are inconsistent with such tenant’s Lease. A “Conforming Landlord Estoppel Certificate” means a certificate executed and delivered by Seller at or prior to the Closing which contains the same information with respect to any affected Lease as would the applicable Conforming Tenant Estoppel Certificate, and, except as may be set forth in the Delivered Estoppels (i) does not contain any modification or addition that is materially adverse to Purchaser, (ii) does not reveal any default under the affected Lease or condition which with notice and the passage of time would constitute a default and (iii) does not contain any matters that are inconsistent with such tenant’s Lease. Any Tenant Estoppel Certificate which is not a Conforming Tenant Estoppel Certificate or a Conforming Landlord Estoppel Certificate, but which is not expressly disapproved by Purchaser in writing within two (2) business days after receipt thereof, will also constitute a Conforming Tenant Estoppel Certificate. If Seller fails to deliver the Minimum Required Estoppels at or prior to the date that is two (2) days prior to the Closing Date, then Purchaser shall have the right to extend the Closing Date for an additional fourteen (14) days in order to obtain the Minimum Required Estoppels by giving written notice thereof to Seller two (2) days prior to the Closing Date. If Seller fails to deliver the Minimum Required Estoppels at or prior to the date that is two (2) days prior to the Closing Date, as same may be so extended pursuant to the provisions of the immediately preceding sentence, then Purchaser’s sole and exclusive remedy with respect to such failure will be to terminate this Agreement, in which case the Earnest Money will be refunded in full to Purchaser and thereupon this Agreement will be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive the termination of this Agreement by Purchaser. In the event Seller delivers any Conforming Landlord Estoppel Certificate and later obtains a Conforming Estoppel Certificate with respect to the same Lease, then upon delivery of the Conforming Tenant Estoppel Certificate to Purchaser (whether before or after Closing), Seller will be automatically and fully released and discharged from any and all liability then or thereafter arising with respect to the Conforming Landlord Estoppel Certificate, which certificate will become null and void ab initio immediately upon delivery of the Conforming Tenant Estoppel Certificate. As used herein, “Estoppel Date” shall mean June 27, 2007 or such earlier date that may be designated by Purchaser in a written notice (an “Estoppel Notice”) to Seller in which Purchaser directs Seller to deliver tenant estoppel certificates to the tenants of the Project for execution. Seller shall, within five (5) business days following receipt of an Estoppel Notice from Purchaser, deliver such tenant estoppels to the tenants of the project for execution.
          4. 39 Old Ridgebury Property.
   (a) Seller shall be the “Certifying Party” under the Transfer Act and shall be responsible for completing the investigation and performing the Remediation Work and otherwise complying with the provisions of the Transfer Act with respect thereto, including making all of the necessary filings with all applicable governmental authorities, at Seller’s expense, required under the Transfer Act.

   (b) Form III. Purchaser and Seller agree to cooperate to file a Form III notification pursuant to the Transfer Act upon the conveyance of the 39 Old Ridgebury Property to Purchaser. Seller shall execute the Form III as the Certifying Party on or prior to the Closing Date.
   (c) Retention of LEP. Prior to the Closing Date, Seller shall retain an LEP who shall perform the Remediation Work and shall pay all costs of such LEP and of any Remediation Work together with all filing fees mandated by the Transfer Act when due, subject to reimbursement pursuant to the Environmental Escrow Agreement as provided in Section 4(d) below.
   (d) Acceptance of LEP. The LEP retained by Seller shall be acceptable to Purchaser, provided that Purchaser’s acceptance shall not be unreasonably withheld, conditioned or delayed and provided further that Purchaser acknowledges and agrees an LEP employed by ATC, Camp Dresser & McKee or Haley & Aldrich, will be accepted by Purchaser.
   (e) Environmental Escrow. At the Closing, an amount equal to Two Million Dollars ($2,000,000) of the Purchase Price shall be deposited in escrow. Such deposit shall be held and paid to Seller by the escrow agent in accordance with the terms of the escrow agreement attached hereto as Exhibit A and by this reference incorporated herein (“Environmental Escrow Agreement”) which shall be executed and delivered by the parties at Closing.
   (f) Environmental Indemnity. At the Closing, Seller and Buckeye Casa Grande L.P., a Delaware limited partnership and Bridgewater Investments, Inc., a New Jersey corporation shall execute and deliver to Purchaser a guaranty and environmental indemnity agreement, in the form attached hereto and made a part hereof as Exhibit B and by this reference incorporated herein and the joinder to the Environmental Escrow Agreement.
          5. Assignment. Section 29 of the Purchase Agreement is amended by deleting clause (i) thereof and substituting the following in its place:
   ”(i) the assignee of Purchaser must be an affiliate of Purchaser or Grubb & Ellis Realty Advisors, Inc. or an entity controlling, controlled by, or under common control with Purchaser or Grubb & Ellis Realty Advisors, Inc. The terms “control” shall mean ownership of at least fifty (50%) percent of the equity and the sole decision making power for effecting the management and policy making decisions of the entity”
          6. Extension of Closing Date. Purchaser may, at its option, extend the Closing Date for up to 30 days (provided that Seller may extend said date by no more than five (5) days upon notice from Seller to Purchaser within five (5) days of receipt of Purchaser’s notice to extend the Closing Date) by: (a) giving a written notice to Seller on or prior to July 17, 2007, which notice shall set forth the extended Closing Date; and (b) concurrently with said notice depositing with the Title Company the sum of $1,000,000.00 (the “Extension Deposit”) as

additional Earnest Money which will be held by the Title Company under the joint order escrow established by Purchaser, Seller and the Title Company concurrently with the execution of the Original Purchase Agreement. If Purchaser so extends the Closing Date and makes the Extension Deposit, the Extension Deposit shall be deemed to be part of the Earnest Money under the Purchaser Agreement.
          7. Amendment and Restatement of Easement. The parties hereto agree that the Amendment and Restatement of Reciprocal Easement and Covenant Agreement in the form attached hereto as Exhibit C and by this reference incorporated herein shall be substituted in its entirety for Exhibit “O” to the Purchase Agreement.
          8. Ratification. As amended hereby, Purchaser and Seller ratify and confirm the terms and provisions of the Purchase Agreement. To the extent of any conflict or consistency between the terms and provisions of this Agreement and the terms and provisions of the Purchase Agreement, the terms and provisions of this Amendment shall govern and control.
          9. Counterparts. This Amendment may be executed in counterparts, and all such executed counterparts shall constitute the same agreement.
          10. Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied or facsimile signatures may be used in place or original signatures on this Amendment. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.
REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PURCHASER:	GERA PROPERTY ACQUISITION LLC, a Delaware limited liability company

	By:	/s/ Mark W. Chrisman Name: Mark W. Chrisman Its: Executive Vice President

SELLER:	DANBURY BUILDINGS, INC., a Florida corporation

	By:	/s/ Raymond G. Gardner Name: Raymond G. Gardner Its: Authorized Signature

	By:	/s/ Stephen T. Falvey

Name: Stephen T. Falvey, Senior Vice President Its: Authorized Signature

DANBURY BUILDING CO., L.P., a Delaware limited partnership

	By:	DANBURY BUILDINGS, INC., a Florida corporation, its General Partner

	By:	/s/ Raymond G. Gardner

Name: Raymond G. Gardner Its: Authorized Signature

	By:	/s/ Stephen T. Falvey

Name: Stephen T. Falvey, Senior Vice President Its: Authorized Signature

EXHIBIT A
ENVIRONMENTAL ESCROW AGREEMENT
          THIS ENVIRONMENTAL ESCROW AGREEMENT (this “Escrow Agreement”) is made this ___day of ___, 2007, by and among DANBURY BUILDINGS, INC., a Florida corporation as agent for and general partner of DANBURY BUILDINGS CO., L.P., a Delaware limited partnership, and DANBURY BUILDINGS CO., L.P., a Delaware limited partnership (collectively, the “Seller”), ___(the “Owner”), and CHICAGO TITLE INSURANCE COMPANY (the “Escrowee”).
RECITALS:
          A. Seller and GERA Property Acquisition LLC, a Delaware limited liability company (“GERA”), entered into that certain Purchase and Sale Agreement dated February 20, 2007 (the “Original Agreement”), as amended by that certain letter agreement dated March 16, 2007 (the “Letter Amendment”), and as further amended by that certain Amendment to Purchase and Sale Agreement dated April ___, 2007 (the “Amendment”, and collectively with the Original Agreement and the Letter Amendment, the “Agreement”) for the purchase and sale of that certain improved real property commonly known as 39 Old Ridgebury Road, Danbury Connecticut (collectively, the “Property”). All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such term as in the Agreement.
          B. Pursuant to the certain Assignment and Assumption of Purchase and Sale Agreement dated as of ___, 2007, GERA assigned all of its right, title and interest in and to the Agreement to Owner, and Owner assumed the same from GERA.
          C. Pursuant to that certain Environmental Indemnity Agreement dated ___, 2007 (the “Environmental Indemnity Agreement”), Seller, Bridgewater Investments, Inc., a New Jersey corporation and Buckeye Casa Grande L.P., a Delaware limited partnership (collectively the “Guarantor”, and collectively with Seller, the “Indemnitor”) agreed to perform the Remediation Work, as therein described and provide certain indemnities as therein provided .
          D. Pursuant to the Paragraph 4(d) of the Amendment, Seller and Owner have agreed that at Closing, Seller shall deposit with Escrowee funds necessary to pay for the Remediation Costs (the “Environmental Remediation Escrow Funds”) on the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, Seller, Owner and Escrowee agree as follows:
AGREEMENT:
          1. Environmental Escrow Account. Simultaneously with the execution hereof, Seller is depositing with Escrowee the Environmental Remediation Escrow Funds in the amount of Two Million Dollars ($2,000,000). The Environmental Remediation Escrow Funds shall, as hereinafter provided, be invested by the Escrowee at the direction of Seller in a money market account or other interest bearing account, government securities or other investment designated by Seller and approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed, and all investment income and appreciation, shall accrue and be added to the funds deposited with Escrowee pursuant to this Escrow Agreement, including any additional amounts that are deposited pursuant to Paragraph 4 below, are hereinafter referred to collectively as the “Escrowed Funds”. Owner hereby consents to any certificate of deposit issued by a federally insured institution and to any bond or note issued by the United States Treasury Department with maturities so as to provide sufficient liquidity to pay anticipated disbursements.
          2. Remediation Cost Payments. The Escrowed Funds are being deposited to assure payment of all Remediation Costs (as defined in the Environmental Indemnity Agreement) incurred by Seller, and the reimbursement to Owner by Seller for any Remediation Costs incurred by Owner with respect to the Remediation Work, pursuant to the Amendment and the Environmental Indemnity Agreement.
          3. Payment of Escrowed Funds. Distributions (each, a “Disbursement”) by Escrowee shall only be made as set forth in this Paragraph 3.
   (a) Disbursement Requests. Seller may, from time to time, deliver to Escrowee written instructions requesting a Disbursement in the form attached hereto as Exhibit A (each, a “Disbursement Request”). With each Disbursement Request, Seller shall submit: (i) all invoices, statements and other documentation (collectively, the “Payment Documentation”) evidencing the amount of the Disbursement and the payment of such Disbursement amount, (ii) a written confirmation or certificate from the LEP retained with respect to the Remediation Work performed to date is properly done and compliant with the Transfer Act, as defined in the Amendment (the “Compliance Certificate”), and (iii) all applicable conditional and final lien waivers and releases (collectively, the “Lien Waivers”) executed by the LEP retained with respect to the Remediation Work performed to date in form required by applicable law. The Payment Documentation, the Compliance Certificate and the Lien Waivers submitted with each Disbursement Request shall collectively be referred to as the “Supporting Documentation”. Concurrently with delivering the Disbursement Request and the Supporting Documentation to Escrowee, Seller shall deliver a copy of the same to the Owner for review and approval. Within three (3) business days after receipt of the Disbursement Request and Supporting Documentation, the Owner shall provide the Seller and Escrowee with written notice (the “Objection Notice”) stating either that the Owner agrees with the amount of the Disbursement requested in the Disbursement Request, and in such event the amount of the Disbursement requested in the Disbursement Request shall be immediately released to, or at the order of, the Seller, or, if the Owner disputes any portion of the Disbursement requested in the Disbursement Request, or is not otherwise satisfied with the Supporting Documentation, the Objection Notice shall set forth the same in detail, and in such event only the non-disputed amount of the Disbursement shall be released to, or at the order of, Seller and Escrowee shall retain the disputed amount until it has received notice of resolution of such dispute from Seller and Owner or Escrowee shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute. Absent receipt of an Objection Notice from the Owner within three (3) business days after receipt of the Disbursement Request and Supporting Documentation, the Owner shall be deemed to have agreed with the amount of the Disbursement requested in the Disbursement Request, and in such event the amount of the Disbursement requested in the Disbursement Request shall be immediately released to, or at the order of, the Seller.
   (b) Remaining Escrowed Funds. Upon the End Date, as defined in the Environmental Indemnity Agreement any remaining Escrowed Funds shall be released to Seller. If any arbitration conducted pursuant to the terms of the Environmental Indemnity Agreement determines that Seller or Guarantor shall be in default in the performance of any of their obligations under the Environmental Indemnity Agreement, all Escrowed Funds necessary to correct or cure such default shall be paid to Owner upon demand.
          4. Expenses. Except as provided in Paragraph 5(c) below, any fees of Escrowee relating to this Escrow Agreement shall be paid by Seller.
          5. Escrowee. Escrowee agrees to hold the Escrowed Funds in accordance with the terms hereof and shall not release any portion thereof except as provided herein, and the following provisions shall control with respect to the right, duties and liabilities of Escrowee:
   (a) Escrowee acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party’s receipt of any instruction or notice which is received by the Escrowee, or (ii) identity or authority of any person executing such instruction notice or evidence.
   (b) Escrowee shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and Escrowee shall have no liability except for its own willful misconduct or negligence.
   (c) Escrowee shall be reimbursed on an equal basis by Seller and Owner for any reasonable expenses incurred by Escrowee arising from a dispute with respect to the Escrowed Funds, including, the cost of any legal expenses and court costs incurred by Escrowee, should Escrowee deem it necessary to retain an attorney with respect to the disposition of any Escrowed Funds.
   (d) By its execution and delivery of this Escrow Agreement, the Escrowee acknowledges receipt from the Seller and Owner of the Environmental Remediation Escrow Funds.
          6. Termination of Escrow. The escrow account shall terminate upon written notice to the Escrowee from Seller and Owner of such termination and payment of all fees, costs and expenses owed to Escrowee.
          7. Notices. All notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been duly given or made if addressed as follows:

If intended for Seller:	Richard M. Reeves Sunbelt Management Co. 220 Congress Park Drive Suite 215 Delray Beach, Florida 33445 Facsimile: (561) 265-1308

With a copy to:	Benjamin J. Randall Randall & Kenig LLP 455 Cityfront Plaza Drive Suite 2510 Chicago, Illinois 60611 Facsimile: (312) 822-0215

If intended for Guarantor:	Sunbelt Management Co. 220 Congress Park Drive, Suite 215 Delray Beach, Florida 33445 Attn: Steven Falvey Facsimile: (561) 265-1308

With a copy to:	Benjamin J. Randall Randall & Kenig LLP 455 Cityfront Plaza Drive Suite 2510 Chicago, Illinois 60611 Facsimile: (312) 822-0215

If intended for Owner:	GERA Property Acquisition LLC c/o Grubb & Ellis Realty Advisors 500 West Monroe Street Suite 2800 Chicago, Illinois 60661 Attention: Mark Chrisman

with a copy to:	James L. Beard DLA Piper US LLP 203 North LaSalle Street Chicago, Illinois 60601

If intended for Escrowee:	Chicago Title Insurance Company 171 North Clark Street 04C1 Chicago, IL 60601-3924 Attn:_________________

or to such other address or such other person as either party may from time to time hereafter specify to the other in writing delivered in the manner provided herein. Any notice, request, demand or other communication to be given or made hereunder shall (except to the extent otherwise required by law) be given or made by registered or certified U.S. mail, return receipt requested with postage prepaid, or by personal service (including service by a reputable overnight courier service, such as Federal Express, UPS or other comparable courier). Unless otherwise expressly stipulated in this Agreement, notices shall be deemed to have been given or made upon delivery, or if delivery is refused, upon such refusal.
          8. Assignment; Disclosure Of Information. Seller agrees that Owner may elect, at any time, to assign all or any portion of its rights and obligations under this Escrow Agreement to any mortgagee under a mortgage or beneficiary or trustee under any deed of trust (collectively, “Mortgagee”) or to any lessee or purchaser of all or substantially all of the Property, provided that such Assignee shall be obligated to perform all obligations of Owner hereunder. In connection with any such assignment, Seller further agrees that this Escrow Agreement shall be sufficient evidence of the obligations of Seller to each Owner, assignee, or participant, and upon written request by Owner, Seller shall consent to such amendments or modifications to this Escrow Agreement as may be reasonably required in order to evidence any such assignment. Seller shall not assign this Escrow Agreement or any obligations of Seller hereunder without the prior written consent of Owner.
          9. Investment of Deposits. Except as to deposits of funds for which Escrowee has received express written direction concerning investment or other handling as set forth herein, the parties hereto agree that Escrowee will be under no duty to invest or reinvest any deposits at any time held by it hereunder; and further, that Escrowee may commingle those deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any; provided, however, nothing herein will diminish Escrowee’s obligation to apply the full amount of the deposits in accordance with the terms of this Escrow Agreement.
          10. Interpleader. The parties hereto expressly agree that Escrowee, as escrow holder, has the absolute right at its election to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves and Escrowee is authorized to deposit with the clerk of the court all documents and funds held in this escrow, in the event such action is filed. The parties jointly and severally agree to pay Escrowee’s cancellation charges and costs, expenses and reasonable attorneys’ fees, which it is required to expend or incur in such interpleader action, the amount thereof to be fixed and judgment therefore to be rendered by the court. Upon the filing of such action, Escrowee will thereupon be fully released and discharged from all obligations to further perform any duties or obligations imposed by the terms of this Escrow Agreement.
          11. Governing Law. This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

          12. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
          13. Modification. This Escrow Agreement may be modified only by written instrument signed by each of the parties hereto.
          14. Attorneys’ Fees. In the event of a dispute relating to the interpretation or enforcement of this Escrow Agreement, the non-prevailing party in such proceeding shall pay all fees, costs, and expenses (including court costs and reasonable attorneys’ fees) of the prevailing party.
          15. Agreements. This Escrow Agreement is not intended to supersede or modify the Agreement, but solely to implement same.
          16. Arbitration. Any disagreement between Seller and Owner as to the amount of any Disbursement shall be settled by arbitration pursuant to the provisions of the Environmental Indemnity Agreement.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

SELLER:	DANBURY BUILDINGS, INC., a Florida corporation

By:

Name:

Its:

DANBURY BUILDINGS CO., L.P., a Delaware limited partnership

	By:	DANBURY BUILDINGS, INC., a Florida corporation, its General Partner

By:

Name:

Title:

OWNER:			, a

By:

Name:

Title:

ESCROWEE:	CHICAGO TITLE INSURANCE COMPANY

By:

	Its:	Escrow Officer

JOINDER OF GUARANTOR
The undersigned hereby joins in the execution of this Escrow Agreement and agrees to be jointly and severally liable with Seller for all of the obligations of Seller under Section 4 of the Escrow Agreement.

BUCKEYE CASA GRANDE L. P., a Delaware limited partnership

By:

Its:

Name:

BRIDGEWATER INVESTMENTS, INC., a New Jersey corporation

By:

Its:

Name:

A- 8

EXHIBIT A
DISBURSEMENT REQUEST FORM

Date:
Instruction No.:
INSTRUCTIONS FOR DISBURSEMENT OF ENVIRONMENTAL REMEDIATION
ESCROW FUNDS
     In accordance with that certain Environmental Escrow Agreement, dated                     , 2007 (“Agreement”), by and among DANBURY BUILDINGS, INC., a Florida corporation as agent for and general partner of DANBURY BUILDINGS CO., L.P., a Delaware limited partnership, and DANBURY BUILDINGS CO., L.P., a Delaware limited partnership (collectively, the “Seller”),                      (the “Owner”), and CHICAGO TITLE INSURANCE COMPANY (the “Escrowee”), the undersigned hereby instructs Escrowee as follows (“Instruction”):
     (1) Attached is the Payment Documentation as required pursuant to Paragraph 3(a) of the Agreement for costs incurred which are payable from the escrow account in accordance with the terms of that certain Purchase and Sale Agreement dated February 20, 2007, as amended by that certain letter agreement dated March 16, 2007, and as further amended by that certain Amendment to Purchase and Sale Agreement dated April                     , 2007 (collectively, the “Purchase Agreement”) by and between Seller, as seller, and Owner, as purchaser.
     (2) Attached is the Compliance Certificate as required pursuant to Paragraph 3(a) of the Agreement.
     (3) Attached are the Lien Waivers as required pursuant to Paragraph 3(a) of the Agreement.
     (4) Pay the attached invoice or invoices set forth in the Payment Documentation in accordance with the terms therein no later than four (4) business days after receipt, unless the party not submitting this instruction gives written notice of a dispute.
     (5) In the event that the party not submitting this instruction gives notice of a dispute, then pay the amount not in dispute and reserve the remainder in accordance with the provisions of Paragraph 3(a) of the Escrow Agreement.

REQUESTING PARTY:

, a

By:

Its:

EXHIBIT B
ENVIRONMENTAL INDEMNITY AGREEMENT
     This Environmental Indemnity Agreement (this “Agreement”) is dated as of this                      day of                     , 2007, by Danbury Buildings, Inc., a Florida corporation as agent for and general partner of Danbury Buildings Co., L.P., a Delaware limited partnership, and Danbury Buildings Co., L.P., a Delaware limited partnership (hereinafter collectively referred to as “Seller”) and Bridgewater Investments, Inc., a New Jersey corporation and Buckeye Casa Grande L.P., a Delaware limited partnership (collectively "Guarantor” and collectively with Seller, “Indemnitor”), in favor of                                         , a Delaware limited liability company (the “Owner”).
R E C I T A L S:
     A. Seller and GERA Property Acquisition LLC, a Delaware limited liability company (“GERA”), entered into that certain Purchase and Sale Agreement dated February 20, 2007 (the “Original Agreement”), as amended by that certain letter agreement dated March 16, 2007 (the “Letter Amendment”), and as further amended by that certain Amendment to Purchase and Sale Agreement dated April                     , 2007 (the “Amendment”, and collectively with the Original Agreement and the Letter Amendment, the “Purchase Agreement”) for the purchase and sale of that certain improved real property commonly known as 39 Old Ridgebury Road, Danbury Connecticut, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Property”). All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such term as in the Purchase Agreement.
     B. Pursuant to the certain Assignment and Assumption of Purchase and Sale Agreement dated as of                     , 2007, GERA assigned all of its right, title and interest in and to the Agreement to Owner, and Owner assumed the same from GERA.
     C. As contemplated in Paragraph 4(e) of the Amendment, Seller and Guarantor agreed to execute and deliver this Agreement to Owner at the Closing.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Guarantor and Seller, jointly and severely, agree as follows:
     1. Definitions. Terms defined in the Purchase Agreement shall have the same meanings when used herein. Certain terms are defined in the text of this Agreement. The following terms shall have the following definitions:
     (a) “DEP” means the Connecticut Department of Environmental Protection.
     (b) “Mortgage” shall mean and be deemed to include a deed of trust or mortgage and such other type of security instrument as is commonly given to secure loans or advances on, or the unpaid purchase price of, real estate under the laws of the State of Connecticut and the note or other credit instrument secured thereby. The term

“Mortgagee” shall mean and be deemed to include the trustee and beneficiary under, and the party secured by, any such security instrument, and their successors or assigns.
     (c) “Owner’s Indemnified Parties” shall mean Owner and any Mortgagee, together with Owner’s and such Mortgagee’s affiliates, parents, subsidiary entities, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives and agents and its successors and assigns, pursuant to an assignment by Owner in accordance with this Agreement.
     (d) “Remediation Costs” shall mean any and all costs, fees or expenses arising out of or in connection with the Remediation Work including, without limitation, all of the fees and costs of the SLEP, as hereinafter defined, and its subcontractors, all permit and filing fees, and all out of pocket costs and expenses incurred in connection with the Remediation Work and shall include all “Costs of Remediation” as defined at Conn. Gen. Stat. §22a – 134c, and shall specifically exclude any voluntarily costs of Owner and any costs of Owner in connection with the review or approval of the Remediation Work.
     (e) “Transfer Act” shall mean the Connecticut Transfer Act, Conn. Gen. Stat. § 22a-134 – 22a-134e and the terms “Establishment”, "Hazardous Waste”, “Hazardous Substance”, “Certifying Party”, “Form III”, “Remediate”, and “Verification” shall have the meanings ascribed to such terms in the Transfer Act.
     (f) “LEP” shall mean a Licensed Environmental Professional as defined in the Transfer Act.
     (g) “Remediation Work” shall mean the work required to Remediate the Property under the Transfer Act by virtue of the sale of the Property from Seller to Owner or it’s permitted assignee as if it were an Establishment and subject to the provisions of Paragraph 2 below, shall include the Modified Work, as hereinafter defined.
     2. Remediation Plan. The LEP retained by Seller (the “SLEP”), under the direction of Seller, shall prepare and perform, at Seller’s cost and expense, such investigations, studies and plans that the SLEP reasonably determines are necessary and desirable in order to Remediate the Property without material interference to the operation of the Property in accordance with the Transfer Act. Seller shall provide, or cause the SLEP to provide, to Owner, copies of the SLEP’s proposals and reports pertaining to such investigations, studies and plans for Owner’s review. The investigations, studies and plans prepared by the SLEP together with any amendments or modifications thereto are collectively called the “Remediation Plans”. Seller shall provide Owner with all Remediation Plans and Owner shall have the right to disapprove the Remediation Plans if, and only if, same are not in compliance with the Transfer Act, by notice to Seller with seven (7) days of receipt of such Remediation Plans by Owner and absent any such disapproval within said seven (7) days, Owner shall be deemed not to have disapproved of same. Notwithstanding anything to the contrary herein contained, in the event the Owner desires, at any time, that the Remediation Work be performed in a different manner than shown on the Remediation Plans (“Modified Work”) which Modified Work is: (i) in compliance with the Transfer Act; (ii) approved by the SLEP; and (iii) does not extend the time for performance of the Remediation Work, then the Remediation Plans shall be modified to provide for such different manner and the Remediation Work shall be performed in accordance with such revised Remediation Plans provided that Owner complies with the following:
(a) Owner, within ten (10) days of demand therefore, shall pay any costs incurred in connection with the Modified Work, including, but not limited to any costs to revise the Remediation Plans, in excess of the costs of the Remediation Work (“Modified Costs”);
(b) Owner shall be responsible for and indemnify, defend and hold Seller harmless from and against: (i) any reasonable and actual costs and expenses incurred due to the Modified Work, but excluding such costs and expenses that would have been incurred if the Remediation Work would have been performed without the modification required by the Modified Work, including any penalties, claims, litigation costs, judgments, suits, proceedings, disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) but shall not include any consequential or punitive damages or any claims for loss of income or any damages, costs or expensed caused by the gross negligence or willful misconduct of Seller, its agents, employees or contractors or Indemnitor’s breach of this Agreement; and (ii) any and all loss, cost, injury, damage, liability, claim or expense, including, without limitation, reasonable attorneys’ fees and court costs, and liability of any kind, excluding any consequential or punitive damages or any claims for loss of income, arising out of or in connection with the Modified Work, or any damages, costs or expensed caused by the gross negligence or willful misconduct of Seller, its agents, employees or contractors or Indemnitor’s breach of this Agreement but excluding such loss, cost, injury, damage, liability, claim or expense that would have been incurred if the Remediation Work would have been performed without the modification required by the Modified Work; and
(c) Owner shall provide Seller with such reasonable security as the Seller and Owner mutually agree for the payment of the Modified Costs, as determined by the reasonable estimate of the SLEP within fifteen (15) days of such determination of the estimate of the Modified Costs by the SLEP, absent which Owner shall be deemed to have abandoned the request for the Modified Work.
     3. Remediation Work and Remediation Costs. Seller shall commence, diligently pursue and complete or cause to be completed, any and all necessary Remediation Work in accordance with the Remediation Plans. All Remediation Work shall be performed in accordance with the Transfer Act and other laws applicable to the performance of the Remediation Work. All Remediation Costs shall be paid by Seller, it being understood that Owner shall incur no cost, expense or liability in connection with the performance of any Remediation Work. Without limitation of the foregoing, Seller shall be the “Certifying Party” under the Transfer Act, and shall be responsible for completing the investigations and remediation of the Property required under the Transfer Act as a result of the sale contemplated by the Purchase Agreement and otherwise complying with the provisions of the Transfer Act, including making all of the necessary filings, with all applicable governmental authorities, at Seller’s expense, required under the Transfer Act and to obtain all necessary permits and licenses required to perform the Remediation Work. Nothing herein or in the Purchase Agreement shall be deemed to require Seller to remove or Remediate any Hazardous Waste or Hazardous Substance that first existed on the Property after the consummation of the sale of the Property pursuant to the Purchase Agreement, unless same is caused by Seller or its agents or contractors. The Remediation Work and all obligations of Seller hereunder and under Paragraph 4 of the Amendment shall be deemed satisfied upon the issuance of the final Verification which confirms completion of Remediation, including completion of any required post-remediation monitoring and the passage of any period of time permitted under the Transfer Act for an audit thereof pursuant to the Transfer Act or upon DEP approval, in the event DEP retains oversight of the Remediation (the later of the date of such applicable DEP approval or issuance of the Verification and the passage of any period of time permitted under the Transfer Act for an audit thereof by pursuant to the Transfer Act is hereinafter referred to as the “End Date”). At the End Date: (i) all sums remaining on deposit under the Environmental Escrow Agreement dated of even date herewith between Owner, Seller and Chicago Title Insurance Company (the “Escrow Agreement”) shall be immediately returned to Seller; (ii) Seller shall be deemed to have complied with the Transfer Act subject to such rights of reopener as are retained by DEP; and (iii) Indemnitor shall have no further liability hereunder, except for liabilities under claims asserted against Indemnitor by Owner or any Owner Indemnified Party prior to the End Date and except for claims asserted by the DEP for failure of Seller to comply with the Transfer Act in connection with the Remediation Work.
     4. Cooperation of Owner. Owner shall cooperate with Seller in connection with all activities and requirements of the Transfer Act shall permit Seller and its agents and contractors reasonable access, sufficient to timely permit Seller and its agents and contractors to take any action to, at and in connection with such portions of the Property to enable Seller to comply with the Transfer Act and complete the Remediation Work, subject to the rights of existing tenants of the Property, including, but not limited, to joining in such filings and notices required under the Transfer Act and posting such signs on the Property as are required under the Transfer Act. Seller shall give Owner reasonable prior written notice of any entry upon the Property and shall use (and shall cause its agents and contractors to use) reasonable efforts to minimize interference with the operating of the Property and the tenants and occupants thereof. At all times, Seller shall have present on the Property only such equipment, materials and personnel reasonably necessary for conducting the Remediation Work. At such time as the Remediation Work is complete, Seller shall remove any and all equipment and materials used by Seller or its agent or contractors in conducting the Remediation Work. Notwithstanding anything to the contrary herein contained, Seller shall not perform any Remediation Work on, within or under the building commonly known as 39 Old Ridgebury Road, except for chemical or biological treatment which does not adversely affect the said building, without the prior written consent of Owner, which consent shall not be unreasonably withheld, conditioned or delayed.
     5. Monitoring of Remediation Work. Seller shall provide, or cause the SLEP to provide, to Owner, copies of all tests, investigations, progress reports and other reports prepared by or on behalf of Seller or the SLEP in connection with the Remediation Work. Owner and its authorized representatives shall have the right, at its sole cost and expense, to inspect and review the Remediation Work as Seller performs such Remediation Work. Owner shall have access to the Remediation Work and to perform reasonable observations thereof, provided that neither Owner nor any Owner Indemnified Party shall interfere with the Remediation Work.

     6. Indemnification. Indemnitor does hereby agree to indemnify, defend and hold the Owner Indemnified Parties harmless from and against: (i) any reasonable and actual costs and expenses incurred by any Owner Indemnified Parties due to the Seller’s failure to comply with the Transfer Act in connection with the sale of the Property to Owner, or due to the failure of Seller to comply with the terms of this Agreement, including any penalties, claims, litigation costs, judgments, suits, proceedings, disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) but shall not include any consequential or punitive damages or any claims for loss of income; and (ii) any and all loss, cost, injury, damage, liability, claim or expense, including, without limitation, reasonable attorneys’ fees and court costs, and liability of any kind, excluding any consequential or punitive damages or any claims for loss of income, arising out of or in connection with the Remediation Work performed by or on behalf of Seller on the Property, directly or indirectly, including, without limitation, the acts and omissions of Seller’s agents, contractors, employees, architects, engineers and other personnel. Nothing herein or in the Purchase Agreement contained shall be deemed to require Indemnitor to indemnify, defend or hold the Owner Indemnified parties harmless from any loss, liability, damage, injury to claim arising out of: (i) the acts or omissions of the Owner Indemnified Parties or their agents, employees, invitees or contractors; or (ii) the performance of the Modified Work, incurred if the Remediation Work would have been performed without the modification required by the Modified Work; and the Owner hereby agrees to indemnify, defend and hold the Indemnitor harmless from and against any loss, cost, injury, damage, liability, claim or expense, including, without limitation, reasonable attorneys’ fees and court costs, and liability of any kind, excluding any consequential or punitive damages or any claims for loss of income, arising out of or in connection with the acts or omissions of the Owner Indemnified Parties.
     7. Insurance. Seller shall keep or cause the SLEP or its contractors to keep in force during the term of this Agreement, at no expense to Owner, commercial liability insurance, including public liability and property damage insurance, in the amount of at least $1,000,000, combined single limit for personal injuries or death of persons or property damage occurring in or about the Property. Such insurance shall: (a) name the Owner (and Owner’s property manager and Mortgagee, if requested by Owner) as additional insureds or loss payee, as applicable; (b) be issued by an insurance company reasonably acceptable to Owner; (c) be primary and noncontributing with any insurance which may be carried by Owner; and (d) provide that said insurance shall not be canceled or modified without thirty (30) days prior written notice to Owner. Indemnitor’s compliance with the provisions of this paragraph shall not limit Indemnitor’s liability under any of the other provisions of this Agreement.
     8. Remedies. In addition to any other rights or remedies Owner may have under this Agreement, at law or in equity, in the event that Indemnitor shall fail to timely comply with the Transfer Act, then, in such event if within thirty (30) days after Owner shall have delivered written notice to Indemnitor, which notice specifically states that Indemnitor has failed to comply with the provisions of this Agreement, Owner may: (i) institute an action against Indemnitor for specific performance of the action which Indemnitor has failed to perform; (ii) do or cause to be done whatever is necessary to cause the Property to comply with the Transfer Act and the costs thereof shall become immediately due and payable from Indemnitor to Owner; and/or (iii) commence an action in connection herewith.

     9. Joint and Several Liability of Indemnitor. Seller and Guarantor shall be jointly and severally liable for the duties, liabilities and obligations of Indemnitor hereunder. The rights of Owner under this Agreement shall be in addition to any other rights and remedies of Owner against Indemnitor under any other document or instrument now or hereafter executed by Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to the Transfer Act, equity or other authorities), and shall not in any way be deemed a waiver of any of such rights.
     10. Interest. Any amount due to Owner or Seller hereunder, which is not paid the required party within ten (10) days after written demand, shall bear interest at a rate equal to the greater of (i) the maximum rate permitted under law, or (ii) the Prime Rate plus 3% per annum. “Prime Rate” shall be defined as the base rate of interest per annum on corporate loans from time to time published by The Wall Street Journal, New York, New York, presently designated as the “Prime Rate” under the category of “Money Rates,” as the same may fluctuate from time to time. In the event that the said “Prime Rate” ceases to be published in The Wall Street Journal, then the Prime Rate hereunder shall thereafter be that rate announced from time to time by Citibank, N. A., or any successor bank thereto, as its prime rate of interest, which rate is not necessarily the lowest rate charged by such bank on loan.
     11. Miscellaneous. This Agreement and the indemnities and agreements contained herein shall be continuing, irrevocable and binding upon each of the persons and entities comprising Indemnitor and their respective successors and assigns, and shall benefit Owner, any Mortgagee and their successors and assigns. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Agreement. This Agreement contains the entire understanding between the parties relating to the transactions contemplated hereby and all statements, oral or written, are merged herein. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver or amendment, discharge or change is or may be sought.
     12. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Connecticut and any applicable laws of the United States of America.
     13. No Impairment. Indemnitor’s obligations hereunder shall in no way be impaired, reduced or released by reason of Owner’s omission or delay to exercise any right described herein.
     14. Attorney’s Fees. In the event of any action at law or in equity in relation to this Agreement, the losing party shall pay the prevailing party’s reasonable attorney’s fees and costs.
     15. Indemnitor’s Waivers. Indemnitor waives: (a) any defense based upon any legal disability; (b) any defense based on any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Indemnitor or any principal of Indemnitor, or any defect in the formation of Indemnitor or any principal of Indemnitor; (c) any and all rights and defenses arising out of an election of remedies by Owner, even though that election of remedies has destroyed Indemnitor’s rights of subrogation and reimbursement against the principal; (d) any defense based upon Owner’s failure to disclose to Indemnitor any information concerning Seller’s or Guarantor’s financial condition or any other circumstances bearing on Seller’s or Guarantor’s ability to perform its obligations; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (f) any right of subrogation, any right to enforce any remedy which Owner may have against Seller or Guarantor and any right to participate in, or benefit from, any security now or hereafter held by Owner; (g) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Indemnitor hereunder or the enforcement hereof. Without limiting the generality of the foregoing or any other provision hereof, Indemnitor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Indemnitor. Indemnitor also agrees that the performance of any act or any payment which tolls any statute of limitations applicable to this Agreement shall similarly operate to toll the statute of limitations applicable to Indemnitor’s liability hereunder. Indemnitor understands that Indemnitor’s duties, obligations and liabilities under this Agreement are not limited in any way by any information (whether obtained from Indemnitor, or from Owner’s own investigations) which Owner may have concerning the Property and the presence of any Hazardous Substances on the Property. Indemnitor hereby acknowledges that: (a) the obligations undertaken by Indemnitor in this Agreement are complex in nature; and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter; and (c) as part of Owner’s consideration for entering into the transaction contemplated in the Purchase Agreement, Owner has specifically bargained for the waiver and relinquishment by Indemnitor of all such defenses; and (d) Indemnitor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of transactions of the type contemplated herein. Given all of the above, Indemnitor does hereby represent and confirm to Owner that Indemnitor is fully informed regarding, and that Indemnitor does thoroughly understand: (i) the nature of all such possible defenses; and (ii) the circumstances under which such defenses may arise; and (iii) the benefits which such defenses might confer upon Indemnitor; and (iv) the legal consequences to Indemnitor of waiving such defenses. Indemnitor acknowledges that Indemnitor makes this Agreement with the intent that this Agreement and all of the informed waivers herein shall each and all be fully enforceable by Owner, and that Owner is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.
     16. WAIVER OF TRIAL BY JURY. IN ANY JUDICIAL ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS AGREEMENT, INCLUDING ANY ACTION OR PROCEEDING INVOLVING A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, OWNER AND INDEMNITOR HEREBY WAIVE ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND A TRIAL BY JURY. VENUE FOR ANY ACTION RELATED TO THIS AGREEMENT SHALL BE IN AN APPROPRIATE COURT IN DANBURY, CONNECTICUT.
     17. Assignment; Disclosure Of Information. Indemnitor agrees that Owner may elect, at any time, to assign all or any portion of its rights and obligations under this Agreement to any Mortgagee or to any purchaser or lessee of all or substantially all of the Property, provided that such party agrees to be bound by all of the covenants of Owner hereunder. Indemnitor further agrees that Owner may disseminate to any such actual or potential Mortgagee(s), purchaser(s), lessee(s) or assignee(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Owner with respect to the Property and its operation, any party connected with the Agreement and this Agreement provided that any such party executes a confidentially agreement in a form reasonably acceptable to Indemnitor with respect to any financial information regarding Indemnitor. In the event of any such assignment, Owner and the parties to such transaction shall share in the rights and obligations of Owner as set forth in this Agreement only as and to the extent they agree among themselves, provided that no such assignment shall relieve Owner of any liability hereunder. In connection with any such assignment, Indemnitor further agrees that this Agreement shall be sufficient evidence of the obligations of Indemnitor to each purchaser, assignee, or participant, and upon written request by Owner, Indemnitor shall consent to such amendments or modifications to this Agreement as may be reasonably required in order to evidence any such assignment.
     18. Estoppels. Guarantor and Seller agree at any time and from time to time within ten (10) business days after receipt of written request from Owner (but in no event more than two (2) times in any twelve (12) month period) to execute, acknowledge and deliver to the Owner and to its existing or prospective Mortgagee(s) or to any purchaser or lessee of all or substantially all of the Property, a statement in writing furnished by Seller and Guarantor certifying to the extent then true, that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the Agreement is in full force and effect as modified and stating the modifications) and stating whether or not to the best of such party’s knowledge the Owner is in default in keeping, observing or the other party is in default in keeping, observing or performing any default, specifying each such default and specifying such other matters as may be reasonably requested by the Owner.
     19. Notices. All notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been duly given or made if addressed as follows:

If to Owner, to:	GERA Property Acquisition LLC
c/o Grubb & Ellis Realty Advisors
500 West Monroe Street, Suite 2800
Chicago, Illinois 60661

Attn: Mark Chrisman
Facsimile: (312) 423-5410

Attn: Robert Slaughter
Facsimile: (312) 207-1822

With a copy to:	DLA Piper US LLP
203 North LaSalle Street
Chicago, Illinois 60601

Attn: James L. Beard
Facsimile: (312) 630-7379

If to Seller, to:	Sunbelt Management Co.
220 Congress Park Drive, Suite 215
Delray Beach, Florida 33445
Attn: Richard M. Reeves
Facsimile: (561) 265-1308

With a copy to:	Randall & Kenig LLP
455 North CityFront Plaza Drive
Suite 2510
Chicago, Illinois 60611
Attn: Benjamin J. Randall
Facsimile: 312.822.0215

If to Guarantor, to:	Sunbelt Management Co.
220 Congress Park Drive, Suite 215
Delray Beach, Florida 33445
Attn: Steven Falvey
Facsimile: (561) 265-1308

With a copy to:	Randall & Kenig LLP
455 North CityFront Plaza Drive
Suite 2510
Chicago, Illinois 60611
Attn: Benjamin J. Randall
Facsimile: 312.822.0215
or to such other address or such other person as either party may from time to time hereafter specify to the other in writing delivered in the manner provided herein. Any notice, request, demand or other communication to be given or made hereunder shall (except to the extent otherwise required by law) be given or made by registered or certified U.S. mail, return receipt requested with postage prepaid, or by personal service (including service by a reputable overnight courier service, such as Federal Express, UPS or other comparable courier). Unless otherwise expressly stipulated in this Agreement, notices shall be deemed to have been given or made upon delivery, or if delivery is refused, upon such refusal.
     20. Arbitration. Should Owner and Seller disagree as to any aspect of the Remediation Work, compliance with the Transfer Act, or the amount of the Modified Costs or of any Disbursement, as defined in the Escrow Agreement, any such party (hereinafter referred to as the “Initiator”) may direct that such dispute be resolved by arbitration by notifying the other parties and listing the names of three (3) independent LEP’s located in Connecticut. Within five (5) business days of such notice the other party (hereinafter referred to as the “Respondent”) shall choose one of the three (3) named LEP’s as the sole arbitrator to arbitrate such dispute, absent which, the first LEP so listed by the Initiator shall be designated as the sole arbitrator to arbitrate such dispute. Upon designation of the arbitrator Indemnitor and Owner shall, within five (5) business days of such designation submit a written statement to the arbitrator, including any plans or other data necessary for the arbitrator to make its decision and a copy of such submittal shall be concurrently submitted to the other party. The arbitrator shall be permitted to view the applicable portion of the Remediation Work. The arbitrator shall not hold any hearing and shall make its decision based solely on the materials submitted and the view of the Remediation Work. The arbitrator shall make a written decision within five (5) business days after the submittals. Should either party not submit materials to the arbitrator in the time period set forth above, such party shall be deemed to have waived its right to submit materials. The parties hereby confirm that by agreeing to arbitration as set forth in this paragraph 20, they intend to be bound by the decision of the arbitrator.
     21. Representations
     (a) Seller’s Authority. Seller hereby represents and warrants to Owner that (i) Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) this Agreement has been duly and validly executed by Seller and is the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms (subject to laws relating to bankruptcy, insolvency and creditors’ rights and general equitable principals, (iii) Seller has obtained all consents and approvals required to be obtained by third parties for the execution of this Agreement; and (iv) Seller’s execution of this Agreement shall not constitute a default under any other agreement to which Seller is a party or to which it is bound.
     (b) Guarantor’s Authority. Guarantor hereby represents and warrants to Owner that (i) that Guarantor has the power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) this Agreement has been duly and validly executed by Guarantor and is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with terms (subject to laws relating to bankruptcy, insolvency and creditors’ rights and general equitable principles), (iii) Guarantor has obtained all consents and approvals required to be obtained by third parties for the execution of this Agreement and (iv) Guarantor’s execution of this Agreement shall not constitute a default under any other agreement to which Guarantor is a party or to which it is bound.
     (c) Owner’s Authority. Owner hereby represents and warrants to Owner that (i) that Owner has the power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) this Agreement has been duly and validly executed by Owner and is the legal, valid and binding obligation of Owner enforceable against Owner in accordance with terms (subject to laws relating to bankruptcy, insolvency and creditors’ rights and general equitable principles), (iii) Owner has obtained all consents and approvals required to be obtained by third parties for the execution of this Agreement and (iv) Owner’s execution of this Agreement shall not constitute a default under any other agreement to which Owner is a party or to which it is bound.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Indemnitor has executed this Agreement in favor of Owner as of the date first written above.

OWNER:	GERA PROPERTY ACQUISITION LLC, a Delaware limited liability company

By:

Name:

Its:

SELLER:	DANBURY BUILDINGS, INC., a Florida corporation

By:

Name:

		Its:	Authorized Signature

By:

Name:

		Its:	Authorized Signature

DANBURY BUILDING CO., L.P., a Delaware limited partnership

By: DANBURY BUILDINGS, INC., a Florida corporation, its General Partner

By:

Name:

		Its:	Authorized Signature

By:

Name:

		Its:	Authorized Signature

GUARANTOR:	BUCKEYE CASA GRANDE L. P., a Delaware limited partnership
	By:	Bridgewater Investments, Inc., a New Jersey corporation

By:

Name:

		Its:	Authorized Signature

By:

Name:

		Its:	Authorized Signature

BRIDGEWATER INVESTMENTS, INC., a New Jersey corporation

By:

Name:

		Its:	Authorized Signature

By:

Name:

		Its:	Authorized Signature

EXHIBIT A
LEGAL DESCRIPTION

EXHIBIT C
AMENDMENT AND RESTATEMENT OF RECIPROCAL EASEMENT AND
COVENANT AGREEMENT
AMENDMENT AND RESTATEMENT OF RECIPROCAL EASEMENT AND
COVENANT AGREEMENT
     THIS AMENDMENT AND RESTATEMENT OF RECIPROCAL EASEMENT AND COVENANT AGREEMENT (hereinafter referred to as the “Easement Agreement”) is made and entered into as of the 21st] day of February, 2007, (hereinafter referred to as the “Effective Date”) by and between DANBURY BUILDINGS INC., a Florida Corporation (hereinafter referred to as “Corporate Center”), THE RESERVE MASTER ASSOCIATION, INC. a Connecticut corporation (hereinafter referred to as the “Reserve”) and WCI COMMUNITIES INC., a Delaware Corporation (hereinafter referred to as “WCI”).
WITNESSETH:
     A. Nevada Investment Holdings, Inc. a Nevada corporation and Sunbelt Stores, Inc. a California corporation (hereinafter collectively referred to as “Sunbelt”), Union Carbide Corporation a New York corporation (hereinafter referred to as “Carbide”) and RC Development Associates Limited Partnership, a Delaware limited partnership (hereinafter referred to as “RC”) entered into that certain Reciprocal Easement and Covenant Agreement dated December 29, 1986 and recorded in Volume 820 at Page 942, in the Danbury Land Records as amended by First Amendment dated June 28, 1989 and recorded in Volume 925 at Page 963 of the Danbury Land Records and as the same may have been thereafter amended (hereinafter referred to as the “Original Easement”) with respect to certain real property consisting of approximately 651acres located in the city of Danbury, County of Fairfield, State of Connecticut which is more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein (hereinafter referred to as the “Property”).
     B. By deed dated December 29, 1986 and recorded in Volume 820 at Page 886 of the Danbury Land Records, Carbide conveyed the Property to Sunbelt (hereinafter referred to as the “Original Deed”).
     C. By deed dated May 21, 1987 and recorded in Volume 841 at Page 218 of the Danbury Land Records Sunbelt conveyed the Property to Corporate Center.
     D. By Deed dated June 26, 1989 which was recorded Volume 925 at Page 945 of the Danbury Land Records, Corporate Center conveyed to RC, a portion of the Property , consisting of approximately 546 acres located in the city of Danbury, County of Fairfield, State of Connecticut which is more particularly described on Exhibit “C” attached hereto and by this reference incorporated herein (hereinafter referred to as the “Reserve Property”), and remained the owner of the remainder of the Property consisting of approximately 105 acres located in the city of Danbury, County of Fairfield, State of Connecticut which is more particularly described on Exhibit “B” attached hereto and by this reference incorporated herein (hereinafter referred to as the “Center Property”).
     E. By certificate of foreclosure dated January 13, 1998 which was recorded in Volume 1204 at Page 609 of the Danbury Land Records, Carbide acquired the Reserve Property.
     F. By Deed dated June 28, 2002 which was recorded in Volume 1448 at Page 915 of the Danbury Land Records, Carbide conveyed the Reserve Property to Woodland Group II, LLC, a Connecticut limited liability company.
     G. By Deed dated October 20, 2004 and recorded in Volume 1701 at page 1115 of the Danbury Land Records, Woodland Group II, LLC conveyed the Reserve Property to Reserve.
     H. By Deed dated October 21, 2004, and recorded in Volume 1702 and Page 601 of the Danbury Land Records Woodland Group II, LLC conveyed certain Development Rights and Special Declarant Rights to WCI with respect to a portion of the Reserve Property.
     I. Pursuant to the Master Planned Community Declaration of The Reserve which Declaration is dated July 16, 2004 and recorded in Volume 1678 at Page 703 of the Danbury Land Records, WCI is the Successor Declarant with respect to the Reserve Property and has entered into this Easement Agreement to agree to certain terms and conditions hereof.
     J. Reserve and Corporate Center are all of the owners of the Property and WCI owns certain Development Rights and Special Declarant Rights to a portion of the Reserve Property, and Reserve, WCI and Corporate Center desire to amend and restate the Original Easement in its entirety as hereinafter provided.
     NOW, THEREFORE, for and in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original Easement is hereby restated in its entirety and superceded by this Easement Agreement and the parties hereto hereby agree as follows:
     1. Incorporation and Defined Terms. The foregoing Recitals are hereby incorporated into this Easement Agreement as if fully set forth herein.
     2. Original Easement. Effective as of the Effective Date, any easement reserved and any covenant, condition, term or agreement contained in the Original Easement is hereby terminated, shall be null and void and shall be of no further force or effect.
     3. Road Easement.
     A. Reserve hereby grants to Corporate Center, and its successors and assigns (the owner(s) of the Center Property from time to time are hereinafter collectively referred to as the “Center Owner”) a non-exclusive easement for access, ingress and egress over all of the existing roadways and rights of way now located, or as they may be relocated in accordance with the provisions of this Easement Agreement and any applicable governmental requirements on the Reserve Property described as Master Common Element Arterial Road on Exhibit “D” attached hereto and by this reference incorporated herein, which includes the Reserve Road Extension, as hereinafter defined (hereinafter referred to as the “Road Easement”). The parties hereto agree that the portion of the Road Easement designated as “Abandon Easement” on Exhibit “D” may be relocated to a location depicted on Exhibit “D” and designated as the “Relocation Area” at such time as WCI, at its sole cost and expense, constructs, within the Relocation Area, a substitute road to be constructed to be substantially the same as the existing roads within the Road Easement and in accordance applicable governmental requirements. The Road Easement granted herein shall be perpetual, appurtenant to the Center Property and shall run with the Center Property, provided however, that upon any conveyance of the Road Easement or any portion thereof, to the City of Danbury, Connecticut (hereinafter referred to as the “City”) for permanent use as public streets, and the acceptance of such conveyance of thereof without condition or cost to Center Owner and its successors, the Road Easement shall automatically terminate with respect to any portion of the Road Easement so conveyed. The Road Easement is intended to benefit the owner or owners from time to time of the Center Property, as well as the licensees, invitees, tenants other parties lawfully using or occupying the Center Property.
     B. WCI will do all work, at its sole cost and expense without reimbursement or contribution from Center Owner, hereby agrees to construct an additional roadway (hereinafter referred to as the “Reserve Road Extension”) on the portion of the Reserve Property described on Exhibit “D” attached hereto and by this reference incorporated herein in substantial accordance with the plans identified on Exhibit “E” attached hereto and by this reference incorporated herein. WCI agrees to complete the construction of the Reserve Road Extension in a manner substantially the same as the existing roads within the Road Easement and in accordance with applicable governmental requirements on or before August 15, 2007, subject to delays for matters not within the control of WCI.
     C. Reserve will keep and maintain the roadways located within the Road Easement in good order, condition and repair including, without limitation, keeping all sidewalks, walkways, landscaping and road surfaces within or adjoining the Road Easement, and any drainage including swales and leak off points, at all times, in a clean, unlittered, orderly and sanitary condition, removing promptly all snow and ice and furnishing, installing and keeping in good repair the lighting equipment and repairing, replacing and renewing such roadways, lighting equipment and any utilities within the right of way of the Road Easement which serve the entire Property as may be required. The costs to maintain, repair and replace the foregoing items shall collectively be referred to as the “Maintenance and Repair Costs”). The maintenance and repair of the road pavers and island area within the turnarounds, which are not required by the City of Danbury for acceptance of the Road Easement, shall be the sole responsibility of The Reserve and shall be excluded from Maintenance and Repair Costs. The Maintenance and Repair Costs shall be shared between the parties as follows:
     (i) During the period commencing on January 1, 2007 and ending on the sooner of: (a) the date that the entire Road Easement is conveyed to the City as described in paragraph 3A hereof; or (b) December 31, 2008 Center Owner shall pay to Reserve Sixty Six point Six Seven Percent (66.67%) of the Maintenance and Repair Costs.
     (ii) During the period commencing on January 1, 2009 and continuing until such the date that the entire Road Easement is conveyed to the City as described in paragraph 3A hereof, Center Owner shall pay a share represented by a fraction, the numerator of which shall be the total number of square feet contained in completed buildings located on the Center Property and the denominator of which shall be the total number of square feet contained in completed buildings located on the Property. For the purposes of the forgoing: (i) a building shall be deemed completed when a certificate of occupancy for such building has been issued; and (ii) the determination of completed buildings shall be made as of the last day of each calendar quarter during the period commencing on January 1, 2009. At the end of each calendar quarter, commencing on March 31, 2009, Reserve shall adjust the monthly installments to be paid by the Center Owner based upon the forgoing determination.
     (iii) Center Owner agrees to pay its proportionate share of the Maintenance and Repair Costs and a commercially reasonable administrative fee, not in excess of three (3%) percent of such actual costs, in monthly installments on the first day of each calendar month in advance based upon the amount reasonably estimated by Reserve to be required for maintaining and repairing the Road Easement. At the end of the year 2007 and of each calendar year thereafter, Reserve shall adjust the monthly installments to be paid by the Center Owner based upon the actual amount of the Maintenance and Repair Costs and a reasonable percentage increase, not to exceed Five Percent (5%) to reflect current anticipated costs and expenses. Within ninety (90) days of the end of each calendar year Reserve shall provide Center Owner with a certified statement prepared and, at the request of Center Owner shall be certified by an independent certified public accountant reasonably satisfactory to Center Owner, itemizing all costs of maintaining and repairing the Road Easement for the prior calendar year, and depicting the amount of estimates paid by Center Owner. Notwithstanding anything herein contained to the contrary, Center Owner shall not be obligated to pay any Maintenance and Repair Costs to the extent that such costs relates to improvements made to the Road Easement in excess of the improvements required for dedication of same, or any portion thereof to the City of Danbury. Reserve shall keep books and records showing such costs and expenses in accordance with a system of accounts and accounting practices consistently maintained and shall permit Center Owner and its agents and employees the opportunity to examine same at all reasonable times. Center Owner shall pay any deficiency to Reserve as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Center Owner during any calendar year exceeds the actual costs and expenses due from Center Owner for such calendar year, Reserve shall pay such excess to Center Owner within thirty (30) days of receipt of such statement. If Center Owner disagrees with any item set forth on the aforesaid annual statement, Center Owner shall notify Reserve within one hundred and twenty (120) days after receipt thereof, absent which such statement shall be deemed binding upon Reserve and Center Owner. If Center Owner so notifies Reserve of any such objection within said one hundred and twenty (120) day period and if the parties are unable to agree upon such costs, within thirty (30) days thereafter, the dispute shall be submitted to binding arbitration by the American Arbitration Association in Danbury, Connecticut in accord with its then-prevailing rules. Judgment upon the arbitration award may be entered in any court having jurisdiction with one arbitrator who shall be a practicing certified public accountant. The arbitrator shall award the prevailing party reasonable expenses and costs including reasonable attorneys’ fees.
                    (iv) Notwithstanding anything herein contained to the contrary, each party shall be solely responsible for costs and expenses relating to the repair of the Road Easement, caused by construction related occurrences of the party constructing improvements on the Property.
                    (v) Center Owner has discontinued the use of the main security station currently located at the main entrance to the improvements located on the Center Property within the Road Easement. On or about May 31, 2007 Center Owner agrees to discontinue the use of the Visitor Security Station at the main entrance and the Saw Mill Security Station. At such time, as each such use is so discontinued all improvements comprising said security stations shall be deemed conveyed to Reserve. The cost of demolition and removal of all security stations will be the responsibilities of the WCI, provided that Center Owner, shall reimburse WCI for Fifty Percent (50%) of the third party cost of such demolition, provided further that such reimbursement shall not exceed Twenty Thousand Dollars and No Cents ($20,000.00). Said reimbursement shall be made within thirty (30) days of receipt of request for reimbursement together with applicable evidence of costs, provided all such work is complete.
                    (vi) The parties recognize that the City upon acceptance of the Road Easement may still require the Reserve by separate agreement to continue to be responsible for maintenance, repair and replacement of certain items which are part of the Maintenance and Repair Costs shared by the parties. Center Owner and Reserve agree to continue to be responsible in the same proportionate manner as set forth in Paragraph 3.C.(ii) for those items which the City has required the Reserve to maintain and repair.
                D. Reserve retains all rights of ownership in and to the Road Easement area which are not inconsistent with this Easement Agreement, and the right: (i) to grant further easements on, over and across the Road Easement; (ii) to use the Road Easement for all uses not interfering with the rights permitted hereunder; and (iii) to make minor modifications thereto to accommodate future development of the Property, provided that the right of ownership all such enumerated rights shall be subject to the rights and easements herein granted and shall not limit, inhibit or restrict the use of Center Owner of the Road Easement for the purposes herein granted. Those areas of the Road Easement where minor modifications have been made shall be considered abandoned and the area where the roadways and utilities have been relocated shall be part of the Road Easement.
                E. The parties hereto acknowledge that Center Owner, Reserve and WCI, and their successors may from time to time need to install utilities of any kind and nature and storm drainage within the Road Easement. These installations will necessitate construction in the Road Easement and the roadways will contain patched pavement for a period of time before a final course of blacktop is installed. The party so installing such utilities shall perform such installation in a good and workmanlike manner in accordance with all governmental requirements and shall repair any portion of the Road Easement to its prior condition upon completion of such installation.
               F. The parties hereto agree that nothing contained in this Easement Agreement shall prohibit the granting of any easement or rights to any public utility company or to the City of Danbury for any utilities to be located within the Road Easement, provided that no such grant shall limit, inhibit or restrict the use of the Road Easement for the purposes herein granted. This Easement Agreement shall be automatically subordinate without the necessity of any further documentation to any easements or conveyances of utilities, storm drainage or roadways located within the Road Easement to any public utility company or to the City of Danbury.
     4. Data Easement.
               A. Reserve hereby grants and conveys to Center Owner an exclusive, perpetual and irrevocable easement, for the installation, construction, operation, maintenance, repair, replacement, relocation and removal of its telecommunications and utility equipment, facilities and cabling, in, on and over and under the area depicted on Exhibit “F” attached hereto and by this reference incorporated herein (hereinafter collectively referred to as the “Data Easement”). The Data Easement granted herein shall be perpetual, appurtenant to the Center Property and shall run with the Center Property. The Data Easement is intended to benefit the owner or owners from time to time of the Center Property, as well as the licensees, invitees, tenants other parties lawfully using or occupying the Center Property. Reserve, for itself and its successors and assigns agrees that it shall not interfere in any manner with any facilities or equipment located within the Data Easement and that no improvements or other obstruction that might interfere with the Data Easement shall be constructed or placed on the Road Easement.
                B. All use of the Data Easement shall be in compliance with any applicable law, statute, zoning restriction, ordinance, or governmental law, code, rule or regulation relating to the condition, use or occupancy of the Data Easement or the equipment or facilities located therein.
                C. Neither Center Owner nor its tenants, successors or assigns shall permit any mechanic’s or materialman’s lien upon or against the Reserve Property which is caused by, results from, or is asserted with respect to, any work performed, materials furnished or obligation incurred by, through or under Center Owner or it’s tenants, successors or assigns. Upon the filing of any such lien, whether timely, valid or otherwise, Center Owner shall, within thirty (30) days after receiving notice of such lien, cause such lien to be released of record, or insure over such lien by bond or other indemnity, including title insurance indemnification, in a form which is reasonably satisfactory to Reserve.
               D. The Center Owner will, if necessary, provide assurances to the City of Danbury that upon conveyance of the roadways to the City of Danbury, it will be responsible for any repairs to the roadways caused by construction related activities by it within the Data Easement.
     5. Water Easement.
          A. Reserve has heretofore granted the City of Danbury an easement(s) for water service by Easement dated October 19, 2005 which was recorded Volume 1817 at Page 286, of the Danbury Land Records.
          B. WCI, at its sole cost and expense without reimbursement or contribution from Center Owner, hereby agrees to construct a pumping station on the portion of the Reserve

Property as described on and in substantial accordance with the plans and specifications identified on Exhibit “G” attached hereto and by this reference incorporated herein (hereinafter referred to as the “Pumping Station”). WCI agrees to complete the construction of the Pumping Station on or before July 1, 2007 subject to delays for matters not within the control of WCI. WCI agrees that the Pumping Station shall be constructed in a manner satisfactory to the City of Danbury and upon completion thereof, shall be conveyed to the City of Danbury.
          C. The construction of the Pumping Station shall include the installation of reducing water components for the benefit of the improvements located on the Center Property, provided that Center Owner shall reimburse WCI for all such costs, provided further, that such reimbursement shall not exceed Forty Thousand Dollars and No Cents ($40,000.00). Said reimbursement shall be made within thirty (30) days of receipt of request for reimbursement together with applicable evidence of costs, provided the Pumping Station is complete.
          D. WCI shall not permit any mechanic’s or materialman’s lien upon or against the Center Property which is caused by, results from, or is asserted with respect to, any work performed, materials furnished or obligation incurred by, through or under WCI in connection with the construction of the Pumping Station . Upon the filing of any such lien, whether timely, valid or otherwise, WCI shall, within thirty (30) days after receiving notice of such lien, cause such lien to be released of record, or insure over such lien by bond or other indemnity, including title insurance indemnification, in a form which is reasonably satisfactory to Center Owner.
     6. Electrical Easement. Reserve hereby agrees to grant to the Connecticut Light and Power Company an easement for electrical service an, perpetual and irrevocable easement, for the installation, construction, operation, maintenance, repair, replacement, relocation and removal of electrical lines within the Road Easement and to convey to the Connecticut Light and Power Company the electrical lines currently located therein in the form of the Electrical Easement required by such company. Center Owner will cooperate if necessary in the execution of the Electrical Easement. Center Owner shall be responsible to provide its own electrical easement to The Connecticut Light and Power Company at the location of all power transmission lines from the demarcation point where said lines leave the Road Easement and enter the Center Property.
     7. Signage. The Center Owner, Reserve and WCI, and their successors shall be entitled to erect and maintain signs within the Road Easement identifying the improvements located within the respective property of each party. All such signs shall be in accordance with applicable governmental requirements. The parties shall cooperate to establish sign guidelines so as to create a uniform signage throughout the Property. The parties shall further cooperate to construct signage at the entrance to the Property from public roads identifying the improvements within the Property.
8. Default.
          A. In the event that Reserve, WCI or Corporate Center, or the successor or assign of either party (hereinafter referred to as an “Obligated Owner”) fails to undertake and perform punctually and properly any of its duties or obligations set forth herein, then the other party hereto, or its successor or assign (hereinafter referred to as the “Other Owner”) shall give the Obligated Owner written notice of such failure (hereinafter referred to as the “Default Notice”) and shall give the Obligated Owner thirty (30) business days after such notice to commence and to perform properly such duty or obligation. If the Obligated Owner fails to so commence, undertake and perform properly such duty or obligation within such thirty (30) business day period and thereafter continue to perform such duty with reasonable diligence, then the Other Owner may, but shall not be required to, undertake such duty or obligation for and on behalf of the Obligated Owner, in which case all reasonable and necessary costs and expenses of same shall be paid to the Other Owner by the Obligated Owner promptly upon demand together with interest thereon at the rate of ten (10%) percent per annum until paid and together with all reasonable attorneys’ fees and costs of litigation incurred by the Other Owner in connection with its efforts to collect such amount (such sums are hereinafter collectively referred to as “Obligations”). In the event any the property of any Obligated Owner is encumbered by a mortgage or trust deed securing a debt (hereinafter referred to as a “Mortgage”), the Other Owner shall provide a copy of the Default Notice to the holder of the Mortgage (hereinafter referred to as the “Mortgagee”). Any Mortgagee shall have the right, but not the obligation, to cure such default, within the grace period available to the Defaulting Party, together with such additional time as may be reasonably necessary to permit such Mortgagee to obtain possession of the Property, or portion thereof, if possession is necessary in order to cure such default, and the other parties shall accept such performance by any such Mortgagee as though the same had been performed by the applicable Obligated Owner.
          B. In the event of any violation or threatened violation by any owner, lessee, or tenant from time to time of any portion of the Property of any of the terms, covenants, and conditions herein contained, in addition to the other remedies herein provided, any or all of the owners of the other portions of the Property shall have the right to enjoin such violation or threatened violation in a court of competent jurisdiction.
          C. If an Obligated Owner fails to pay any Obligation within fifteen (15) days after notice from the Other Owner, then in addition to all other rights and remedies of the Other Owner as herein set forth, the Other Owner shall have a lien on the portion of the Property owned by the Obligated Owner (hereinafter referred to as the “Obligated Owner’s Property”) upon filing thereof by the Other Owner with the Recorder of Fairfield County, which lien shall run with the land and be binding on the Obligated Owner and its successors and assigns. Such lien shall be superior to all other liens, encumbrances and charges against the Obligated Owner’s Property, except only for liens of any Mortgage and for liens securing payment of taxes, special assessments and special taxes heretofore or hereafter levied by any political subdivision or municipal corporation of this state, and any other state or federal taxes which by law are a lien on the interest of such Obligated Owner prior to preexisting recorded encumbrances. Such lien for payment of assessments shall attach with the priority above set forth, and may be enforced by all available legal methods of collection including, but not limited to, the foreclosure of such lien by the Other Owner in like manner as a mortgage on real property, subsequent to the recording of a notice of lien as provided above, or the Other Owner may institute suit against the Obligated Owner for the foreclosure of the aforesaid lien judicially. In any foreclosure proceeding, whether judicial or not judicial, the Obligated Owner shall be required to pay the costs, expenses, and reasonable attorney’s fees incurred by the Other Owner. The Other Owner shall have the power to bid on the Obligated Owner’s Property at foreclosure or other legal sale to acquire, hold, lease, mortgage, convey or otherwise deal with the same. The lien rights set forth herein shall be for the sole benefit of the Center Owner and Reserve and its successors and not for the benefit of any third party. The lien provided for herein shall be subordinate to the lien of any Mortgage. Notwithstanding the forgoing to the contrary, any Mortgagee who obtains title or comes into possession of any portion of the Property takes possession pursuant to the remedies provided in the Mortgagee, by foreclosure of the Mortgage or by deed (or assignment) in lieu of foreclosure and any purchaser at foreclosure sale shall take title free and clear of any unpaid Obligation hereunder which become payable prior to such acquisition.
          D. The remedies set forth herein shall be cumulative and the exercise of one remedy shall not be deemed to be a waiver of or prevent the exercise of any other remedy.
     9. Real Estate Taxes. Each owner of any portion of the Property shall be responsible for paying all real estate taxes with respect to its Property, including any Improvements thereon.
     10. Covenants Run with the Land. The easements granted herein, and all other rights, privileges, covenants, conditions and restrictions contained herein, shall be deemed to be covenants running with the land, and shall inure to the benefit of and be binding upon the owners of the Property, or portions thereof, and their respective successors and assigns, provided, however, that upon the transfer of ownership of any portion of the Property, the liability of the transferor for breach of any covenant or obligation occurring thereafter shall automatically terminate. Reference to this Easement Agreement in any deed of conveyance, or any other document of ownership, or mortgage or trust deed or other document of obligation, shall be sufficient to create and reserve the rights and obligations set forth herein on the terms hereof as fully as completely as though this Easement Agreement and all of its terms were recited in such document. If any portion of the Property is hereinafter divided into two or more parcels, all of the owners of said parcels shall be entitled to the benefits of the easements, rights and privileges granted hereunder and all of said owners shall be burdened by the easements, rights and privileges imposed hereunder, provided that any payments and obligations of any such owners shall be in proportion to the applicable portion of the Property owned by said owners.
     11. Amendment. The easement granted hereunder shall not be terminated, and this Easement Agreement shall not be amended or in any manner altered, without the written approval of all owners of the Property and their respective Mortgagees of record, but may be so modified upon the written agreement of all such owners of the Property and the aforesaid Mortgagees.
     12. Breach Shall Not Permit Termination. It is expressly agreed that no breach of this Easement Agreement shall entitle any party to cancel, rescind or otherwise to terminate this Easement Agreement, but such limitation shall not affect in any manner, any other rights or remedies which such party may have hereunder by reason of any breach of this Easement Agreement. Any breach of any of said covenants or restrictions, however, shall not defeat or render invalid the lien of any Mortgage made in good faith for value but such covenants or restrictions shall be binding upon and effective against the owner of any of the Property or any portion thereof whose title thereto is acquired by foreclosure, trustee’s sale, or otherwise.

     13. Estoppel. The Reserve shall, from time to time, within ten (10) days after written request from any of the other parties subject to this Easement (hereinafter referred to as a “Requesting Party”) execute and deliver to the Requesting Party or any prospective Mortgagee or prospective purchaser an estoppel certificate in form reasonably satisfactory to the Requesting Party or its Mortgagee or prospective Mortgagee or purchaser certifying and stating as follows: (i) this Agreement has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (ii) this Agreement as so modified or amended is in full force and effect (or if not in full force and effect, the reasons therefore); (iii) the party has no offsets or defenses to its performance of the terms and provisions of this Agreement (or if there are any such defenses or offsets, specifying the same) and (iv) the Requesting Party is not in default in the payment or performance of any of its obligations hereunder (or if so, specifying the nature of such default). It is intended that such statement delivered pursuant to this Section may be relied upon by the Requesting Party any prospective purchaser or Mortgagee and their respective successors and assigns.
14. Enforceability.
          A. This Easement Agreement shall be enforceable in the Superior Court of Fairfield County, in accordance with the laws of the State of Connecticut, by appropriate action at law or in equity.
          B. The illegality, invalidity or unenforceability under any law of any covenant, restriction or condition, or of any other provision of this Easement Agreement shall not impair or affect in any manner the validity, enforceability or effect of the remaining provisions of this Agreement, so long as the general intent of this Easement Agreement can still be given effect without the defective provision.
          C. This Easement Agreement and all terms and conditions hereof shall be construed and enforced in accordance with the laws of the State of Connecticut.
          D. In the event of any violation or threatened violation by any owner, lessee, or tenant from time to time of any portion of the Property of any of the terms, covenants, and conditions herein contained, in addition to the other remedies herein provided, any or all of the owners of the Property shall have the right to enjoin such violation or threatened violation in a court of competent jurisdiction.
     15. Attorney’s Fees. The prevailing party in any action brought to enforce the provisions of this Easement Agreement shall be entitled to recover from the other party, in addition to any other damages, costs, or expenses, such party’s reasonable attorney’s fees incurred in connection with such action.
     16. Notices. All notices, consents, approvals to or demands upon or by any owner of any portion of the Property desired or required to be given under the provisions hereof, shall be in writing. Any notices or demands from any such owner to any other owner shall be deemed to have been duly and sufficiently given if a copy thereof has been personally served, forwarded by expedited messenger or recognized overnight courier service with evidence of delivery or mailed by United States registered or certified mail in an envelope properly stamped and addressed to such other Owner at the address of the assessee on the then most recent real estate tax bill for such owner’s portion of the Property, or at such other address as any such owner may theretofore have furnished by written notice to another such owner. The effective date of such notice shall be the date of actual delivery, except that if delivery is refused, the effective date of notice shall be the date delivery is refused.
     17. Not a Public Dedication. Except as specifically provided herein, nothing herein contained shall be deemed to be a gift or dedication of any portion of the Property to the general public or for the general public or for any public purposes whatsoever, it being the intention of the parties that this Easement Agreement shall be strictly limited to and for the purposes herein expressed.
     18. Entire Agreement. The making, execution, and delivery of this Easement Agreement by the parties hereto has been induced by no representations, statements, warranties, or agreements other than those herein expressed. This Easement Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings written or oral, in effect between the parties, their officers, agents, representatives, and employees, relating to the subject matter hereof. The parties specifically agree that all terms and conditions of the Original Easement are hereby null and void and of no further force or effect, including, but not limited any right, obligation or condition relating to any subdivision, construction on or use of any portion of the Property as contained in Paragraphs 1 and 2 of the Original Easement and any right to purchase any of the Property contained in paragraphs 3 and 4 of the Original Easement.
     19. Captions The captions contained in this Easement Agreement are for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions thereof.
     20. Grammatical Changes. Wherever appropriate in this Easement Agreement, the singular shall include the plural and the plural the singular.
     21. Mortgage. Reserve hereby warrants and agrees that as of the date hereof the Reserve Property is free and clear of any Mortgage and Corporate Center hereby warrants and agrees that as of the date hereof the Center Property warrant and agree that as of eh date hereof, the Reserve Property and the Center Property is free and clear of any Mortgage.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
Witnesses:

DANBURY BUILDINGS, INC., a Florida Corporation

By:
Witness:		Name:
Title:

Witness:

THE RESERVE MASTER ASSOCIATION, INC. a Connecticut corporation

By:
Witness:		Name:
Title:

Witness:

WCI COMMUNITIES, INC. A Delaware corporation

By:
Witness:		Name:
Title:

Witness:

EXHIBITS Exhibit “A” Property

Exhibit “B” Center Property
Parcel 1:
     All that certain piece, parcel or tract of land, together with the buildings and improvements thereon, situated in the City of Danbury, County of Fairfield and State of Connecticut, bounded and described by beginning at a point in the easterly line of Saw Mill Road, at the point where said Road line is intersected by a northerly boundary line of the land herein described, said line being also a division line between the land herein described and land now or formerly of R.C. Development Associates Limited Partnership, and running thence, all along land now or formerly of R.C. Development Associates Limited Partnership, the following courses and distances:
North 74° 48’ 26” East, 304.12 feet;
North 18° 29’ 18” West, 479.30 feet;
North 12° 26’16” West, 400.00 feet;
North 76° 38’39” East, 565.95 feet;
North 06° 47’42” East, 408.00 feet;
North 86° 32’16” East, 739.37 feet;
South 66° 31’58” East, 649.70 feet;
South 07° 30’01” East, 1,332.99 feet;
on a curve to the left, on the arc of a circle having a radius of 1121.92 feet, a distance of 82 feet;
on another curve to the left, on the arc of a circle having a radius of 664.02 feet, a distance of 473.74 feet;
South 11° 00’19” West, 156.74 feet;
on a curve to the right, having a radius of 396.57 feet, a distance of 454.47 feet;
South 76° 40’ West, 137.32 feet;
on a curve to the left, on the arc of a circle having a radius of 730.00 feet, a distance of 487.74 feet;
South 38° 23’06” West, 90.94 feet;
on a curve to the right, on the arc of a circle having a radius of 275.00 feet, a distance of 157.64 feet;
South 71° 13’46” West, 6.57 feet; on a curve to the right, on the arc of a circle having a radius of 30.00 feet, a distance of 50.10 feet, to the easterly side of Saw Mill Road; North 13° 04’50” West, 28.86 feet;

on a curve to the left, on the arc of a circle having a radius of 419.58 feet, a distance of 197.14 feet;
North 40°00’02” West, 140.58 feet;
on a curve to the right, on the arc of a circle having a radius of 1219.80 feet, a distance of 348.96 feet;
North 23° 36’34” West, 276.82 feet;
on a curve to the left, on the arc of a circle having a radius of 3461.55 feet, a distance of 241.91 feet; and
North 27° 36’49” West, 383.00 feet to the point or place of beginning.
Said parcel is shown on a certain map entitled “MAP PREPARED FOR DANBURY BUILDINGS, INC. SAW MILL ROAD DANBURY, CONNECTICUT SCALE 1” 100’ APRIL 26, 1994,” made by C. James Osborne, Jr., L.S. #7398.
Parcel 2:
     ALL that certain piece, parcel or tract of land, together with the buildings and improvements thereon, situated in the City of Danbury, County of Fairfield and State of Connecticut, more particularly described as follows:
     BEGINNING at a point which point marks the southwest corner of the herein described parcel, which point marks the intersection of the northerly side of Old Ridgebury Road and the easterly side of Blueberry Lane (a private road), which point marks the southwest corner of the property formerly owned by Dancon Corporation, and formerly owned by Union Carbide Corporation.
Thence proceeding in a northerly direction, the following courses and distances;
North 15° 99’13” West, 200.00 feet;
Thence North 68° 22’59” East, 1.80 feet;
Thence North 15° 25’53” West, 301.28 feet;
Thence turning and running in an easterly direction, North 69° 30’37” East, 95.77 feet; Thence turning and running in a northerly direction, North 15° 59’13” West, 40.94 feet;
Thence turning and running in an easterly direction, North 71° 34’05” East, 329.31 feet;

Thence turning and running in a southerly direction, South 16° 03’55” East, 540.00 feet to a point in the northerly side of Old Ridgebury Road and the southeast corner of the herein described parcel;
Thence turning and running in a westerly direction, South 71° 34’05” West, 330.04 feet; and
Thence South 68° 22’59” West, 100.68 feet to the point or place of Beginning.
Said parcel is shown on a certain map entitled “MAP PREPARED FOR DANBURY BUILDINGS, NC. OLD RIDGEBURY ROAD DANBURY, CONNECTICUT SCALE 1” 40’ APRIL 26, 1994,” made by C. James Osborne, Jr., L.S. #7398.
Together with a Reciprocal Easement and Covenant Agreement by and between Nevada Investment Holdings, Inc. and Sunbelt Stores, Inc., Union Carbide Corporation and RC Development Associates Limited Partnership dated December 29, 1986 and recorded December 31, 1986 in Volume 820 at Page 942 which was assigned by an Assignment from Nevada Investment Holdings, Inc. and Sunbelt Stores, Inc. to Danbury Buildings, Inc. dated May 21, 1987 and recorded May 26, 1987 in Book 841 at Page 232 and amended by First Amendment to Reciprocal Easement and Covenant Agreement by and between Danbury Buildings, Inc., RC Development Associates Limited Partnership and Union Carbide Corporation, dated June 28, 1989 and recorded June 29, 1989 in Book 925 at Page 963.
Together with a Reservation set forth in a deed from Danbury Buildings, Inc. to RC Development Associates Limited Partnership, dated June 26, 1989 and recorded June 29, 1989 in Book 925 at Page 945.

Exhibit “C” Reserve Property

Exhibit “D” Road Easement

Exhibit “E” Reserve Road Extension Plans

Exhibit “F” Data Easement

Exhibit “G” Pumping Station Specifications

STATE OF	)
	)	SS:
COUNTY OF	)
     I, the undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , as                      and                                         , as                      of Danbury Buildings Inc., who are personally known to me to be the same persons whose name are subscribed to the foregoing instrument as such                      and                     of said corporation appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, as such general partner of said limited partnership, for the uses and purposes therein set forth.
     IN TESTIMONY HEREOF, I have hereunder subscribed my name, and affixed my official seal, this ___day of                     , 2007.
Notary Public
My commission expires:

STATE OF	)

SS:
COUNTY OF	)
     I, the undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                      , as                                           of THE RESERVE MASTER ASSOCIATION, INC. a Connecticut corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as said                     , appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.
     IN TESTIMONY HEREOF, I have hereunder subscribed my name, and affixed my official seal, this ___day of                     , 2006.
Notary Public
My commission expires:

STATE OF	)
	)	SS:
COUNTY OF	)
     I, the undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                      , as                                  of WCI COMMUNITIES INC., a Delaware Corporation , who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as said                     , appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.
     IN TESTIMONY HEREOF, I have hereunder subscribed my name, and affixed my official seal, this ___day of                     , 2006.
Notary Public
My commission expires:

C-29